EXHIBIT 22.1


                       COUNTRYWIDE CREDIT INDUSTRIES, INC.

                                  SUBSIDIARIES



  Countrywide Home Loans, Inc.                                   New York
  Continental Mobile Home Brokerage Corporation                  California
  Countrywide Agency of  Ohio, Inc.                              Ohio
  Countrywide Agency of Texas, Inc.                              Texas
  Countrywide Agency, Inc.                                       New York
  Countrywide Asset Management Corporation                       Delaware
  Countrywide Capital Markets, Inc.                              California
  Countrywide Securities Corporation                             California
  Countrywide Servicing Exchange                                 California
  Countrywide Financial Services Corporation                     California
  Countrywide Financial Planning Services, Inc.                  California
  Countrywide Investments, Inc.                                  Delaware
  Countrywide GP, Inc.                                           Nevada
  Countrywide Lending Corporation                                California
  Countrywide LP, Inc.                                           Nevada
  Countrywide Mortgage Pass-Through Corporation                  Delaware
  Countrywide Partners Corporation                               Delaware
  Countrywide Partnership Investments, Inc.                      California
  Countrywide Parks I, Inc.                                      California
  Countrywide Parks V, Inc.                                      California
  Countrywide Parks VI, Inc.                                     California
  Countrywide Parks VII, Inc.                                    California
  Countrywide Parks VIII, Inc.                                   California
  Countrywide Tax Services Corporation                           California
  CTC Foreclosure Services Corporation                           California
  CWMBS, Inc.                                                    Delaware
  LandSafe, Inc.                                                 Delaware
  LandSafe Finance, Inc.                                         California
  LandSafe Title Agency, Inc.                                    California
  LandSafe Title of Florida, Inc.                                Florida
  LandSafe Title of Texas, Inc.                                  Texas
  LandSafe Title of California, Inc.                             California
  LandSafe Information Services, Inc.                            California
  LandSafe Appraisal Services, Inc.                              California
  LandSafe Credit, Inc.                                          California
  Residential Mortgage Source of America, Inc.                   California
  The Countrywide Foundation                                     California
  Charter Reinsurance Corporation                                Vermont
  Second Charter Reinsurance Corporation                         Vermont
  Countrywide Aircraft Corporation                               Oregon